Exhibit 3-a
                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                                      OF
                        HUGO INTERNATIONAL TELECOM, INC.


Hugo International Telecom, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL") does hereby certify:

FIRST: That by written consent in lieu of meeting dated June 14, 2006, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the approval of the amendment by the stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended as follows:

     By changing Article number "1" thereof so that, as amended, said Article shall be and read as follows:

     1. Name. The name of the Corporation is GS AgriFuels Corporation (the "Corporation").

SECOND: That thereafter, pursuant to resolution of the Board of Directors, stockholders of the Corporation representing the necessary number and class of shares as required by statute, acting by written consent in lieu of meeting in accordance with Section 228 of the GCL, consented to the adoption of said amendment by signing the consent setting forth said amendment and delivered the signed consent to the Corporation as required by the provisions of said Section 228.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

FOURTH:  That the effective date of this amendment shall be July 26, 2006.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 17th day of July, 2006.


                                     HUGO INTERNATIONAL TELECOM, INC.


                                     By: /s/ Kevin Kreisler
                                     ------------------------
                                     Kevin Kreisler
                                     Chief Executive Officer